As filed with the Securities and Exchange Commission on June 30, 2023

Registration No. 333-267546

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRIGHT GREEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	83-4600841
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1033 George Hanosh Boulevard

Grants, NM 87020

Telephone: 833-658-1799

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Seamus McAuley

President and Chief Executive Officer

Bright Green Corporation

1033 George Hanosh Boulevard

Grants, NM 87020

Telephone: 833-658-1799

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Eric Berlin, Esq.

Rob Condon, Esq.

Grant Levine, Esq.

Dentons US LLP

233 South Wacker Drive, Suite 5900

Chicago, IL 60606

Telephone: (312) 876-2515

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On September 22, 2022, Bright Green Corporation (the “Company”) filed with the United States Securities and Exchange Commission (the “SEC”) a resale registration statement on Form S-1 (File No. 333-267546) (the “Original Registration Statement”). The Original Registration Statement was declared effective by the SEC on September 30, 2022.

This registration statement on Form S-3 constitutes a post-effective amendment to the Original Registration Statement. We are filing this post-effective amendment on Form S-3 for the purpose of converting the Original Registration Statement on Form S-1 into a registration statement on Form S-3 because we are now eligible to use Form S-3. This registration statement on Form S-3 contains an updated prospectus related to the offering and sale of the shares that were registered on the Original Registration Statement.

All filing fees payable in connection with the registration of the shares registered by the Registration Statement on Form S-1 were paid by the registrant at the time of the initial filing of such registration statements. No additional securities are registered hereby.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 30, 2023

PRELIMINARY PROSPECTUS

Up to 19,047,620 Shares of Common Stock

Bright Green Corporation

This prospectus relates to the resale by the selling securityholders identified herein of up to 19,047,620 shares of common stock, $0.0001 par value per share (the “Common Stock”) of the Company. The shares of Common Stock being offered for resale include up to (i) 9,523,810 shares of Common Stock (the “Shares”), and (ii) 9,523,810 shares of Common Stock issuable upon the exercise of warrants of the Company (the “Warrants,” and the shares of Common Stock underlying the Warrants, the “Warrant Shares”), that were initially issued pursuant to the Securities Purchase Agreement dated as of September 7, 2022 (the “Securities Purchase Agreement”), by and between the Company and the selling securityholders. All of the Shares and Warrants were purchased from the Company in a private placement transaction.

Our registration of the Shares and Warrant Shares covered by this prospectus does not mean that the selling securityholders will offer or sell any of the Shares or Warrant Shares. The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the Shares or Warrant Shares, except with respect to amounts received by us upon exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Common Stock. See the section titled “Plan of Distribution.”

The Common Stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “BGXX”. On June 29, 2023, the last reported sales price of Common Stock was $1.04 per share.

Our Common Stock has recently experienced price volatility. For example, from May 17, 2022 to June 29, 2023, sales of our Common Stock were effected at prices as low as $0.35 and as high as $58.00. The high sales price of $58.00 occurred on May 18, 2022, on which date the last reported sales price of our Common Stock was $48.08. We have not experienced any material changes in our financial condition or results of operations that explain such price volatility. The trading price of our Common Stock has been, and may continue to be, subject to wide price fluctuations in response to various factors, many of which are beyond our control, including those described under the heading “Risk Factors” beginning on page 4 of this prospectus.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company. We are incorporated in Delaware.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. The selling securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the Warrant Shares. We will not receive any proceeds from the sale of the Warrant Shares, except with respect to amounts received by us upon the exercise of the Warrants for cash.

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

Unless otherwise indicated in this prospectus, “Bright Green Corporation,” “Bright Green,” “BGC,” “the Corporation,” “the Company,” “we,” “us” and “our” refer to Bright Green Corporation.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read the risks and uncertainties referenced under the heading “Risk Factors” on page 4 of this prospectus and contained in our filings made with the SEC and any applicable prospectus supplement”

Overview

We are a first-mover in the U.S. federally-authorized cannabis space. BGC is one of a few companies who have received from the U.S. Drug Enforcement Administration (the “DEA”), a federal controlled substances registration for the bulk manufacturing of cannabis under DEA Registration No. RB0649383 (the “DEA Registration”), which allows the Company to produce federally legal cannabis, cannabis extracts, and tetrahydrocannabinol in the U.S. We received the DEA Registration on April 28, 2023, pursuant to the Memorandum of Agreement (the “MOA”) with the DEA entered into on April 27, 2023, which replaced the 2021 Memorandum of Agreement (the “2021 MOA”) (DEA Document Control Number W20078135E).

Unlike state-licensed cannabis companies who engage in commercial sales to consumers, and whose businesses are legal under state law but not federal law, subject to the milestones and requirements set forth herein, we are authorized by the federal government to sell cannabis commercially for research and manufacturing purposes, export cannabis for international cannabis research purposes, and sell cannabis to DEA-registered pharmaceutical companies for the production of medical cannabis products and preparations. Our business activities under the DEA Registration are subject to applicable federal law and regulations and to our obligations under the MOA we entered into with the DEA. Our DEA Registration is valid through July 31, 2024. We plan to focus on the development of cannabis strains and sales of cannabis and hemp products with high contents of CBN (cannabinol) and CBG (cannabigerol).

In addition to research and pharmaceutical supply sales, Bright Green will be able to sell certain cannabinoids, such as CBN (cannabinol) and CBG (cannabigerol) as hemp isolates or extracts, and plans to sell CBN and CBG hemp products to consumers where such products are fully legal under all applicable laws. On August 9, 2022, the DEA confirmed to BGC that cannabinoids, including, but not limited to CBN/CBG, which meet the definition of “hemp” by having a Delta-9-tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis, are outside of the DEA’s jurisdiction because they are not controlled under the CSA. Hemp and hemp products were made legal by the Agriculture Improvement Act of 2018 (the “2018 Farm Bill”), which has been codified in 21 U.S.C. § 802(16)(B)(i), and 7 U.S.C. § 1639o. This hemp product business line will be in addition to our research and pharmaceutical cannabis activities conducted under the DEA Registration.

Because cannabis is still a Schedule I controlled substance in the U.S., it has been historically under-researched. Though the majority of Americans now live in states where cannabis is legal, the full potential of the cannabis plant for medicinal use remains understudied due to limited access to federally-approved cannabis. The DEA recently issued a call for more cannabis research supply based on the increased demand for cannabis research in the U.S. As described herein, on April 28, 2023, we received the DEA Registration, which allows us to produce federally legal cannabis, cannabis extracts, and tetrahydrocannabinol and to sell legally within the U.S. to licensed researchers and pharmaceutical companies, in addition to qualifying us to export cannabis internationally.

BGC must comply with the terms agreed upon pursuant to the MOA which include: submitting an Individual Procurement Quota on or before April 1 of each year utilizing DEA Form 250; submitting an Individual Manufacturing Quota on or before May 1 of each year utilizing DEA Form 189; collecting samples of cannabis and distributing them to DEA-registered analytical laboratories for chemical analysis during the pendency of cultivation and prior to the DEA’s taking possession of the cannabis grown; providing the DEA with 15-day advance written notification, via email, of its intent to harvest cannabis; following the DEA’s packaging, labeling, storage and transportation requirements; distributing DEA’s stocks of cannabis to buyers who entered into bona fide supply agreements with the Company; providing the DEA with 15-day advance written notification of its intent to distribute cannabis; and invoicing the DEA for harvested cannabis that it intends to sell to the DEA.

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Having received our DEA Registration, we are permitted to cultivate and manufacture cannabis, supply cannabis researchers in the U.S. and globally, and produce cannabis for use in pharmaceutical production of prescription medicines within the U.S. Our DEA Registration permits our cannabis activities under federal law, which sets BGC apart from most other U.S. cannabis companies.

We have assembled an experienced team of medical professionals and researchers, international horticultural growers and experts, and construction and cannabis production professionals, which we believe position us as a future industry leader in the production of cannabis.

Recent Developments

May 2023 Private Placement

On May 21, 2023, the Company entered into a securities purchase agreement (the “May Purchase Agreement”) with an accredited investor and existing stockholder of the Company (the “May Investor”) for the sale by the Company of (i) 3,684,210 shares (the “May Shares”) of the Company’s common stock, and (ii) warrants to purchase up to an aggregate of 3,684,210 shares of common stock (the “May Warrant Shares”), in a private placement offering (the “May Private Placement”). The combined purchase price of one May Share and accompanying warrant was $0.95.

Subject to certain ownership limitations, the warrants are exercisable immediately after issuance at an exercise price equal to $0.95 per share of common stock, subject to adjustments as provided under the terms of the warrants. The warrants have a term of five years from the date of issuance.

The May Private Placement closed on May 24, 2023. The Company received gross proceeds of approximately $3.5 million before deducting transaction related fees and expenses payable by the Company. The Company intends to use the net proceeds for strategic investments, greenhouse operations, repayment of certain indebtedness and working capital and general corporate purposes.

In connection with the May Purchase Agreement, the Company entered in a registration rights agreement with the May Investor, whereby, among other things, the Company agreed to file a resale registration statement on Form S-3 (or other appropriate and available form) within fifteen calendar days of the date of the May Purchase Agreement, with the SEC, covering the May Shares and the May Warrant Shares, and to cause such registration statement to become effective by the sixtieth calendar day following the date of the Purchase Agreement. On June 5, 2023, the Company filed a registration statement on Form S-3 to register the May Shares and May Warrant Shares. Such registration statement was declared effective by the SEC on June 14, 2023.

The May Shares and accompanying warrants were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 of Regulation D promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

EF Hutton, division of Benchmark Investments, LLC acted as the placement agent in connection with the May Private Placement (“Hutton”). Pursuant to the placement agent agreement entered into between the Company and Hutton on May 21, 2023, Hutton was paid a commission equal to 7.5% of the gross proceeds received by the Company in the May Private Placement. The Company also reimbursed Hutton $50,000 for out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal counsel.

September 2022 Private Placement

On September 7, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the selling securityholders for the sale by the Company of (i) 9,523,810 shares of Common Stock and (ii) warrants to purchase up to an aggregate of 9,523,810 shares of Common Stock, in a private placement offering (the “September 2022 Private Placement”). The combined purchase price of one Share and accompanying Warrant was $1.05. Subject to certain ownership limitations, the Warrants are exercisable immediately after issuance at an exercise price equal to $1.05 per share of Common Stock, subject to adjustments as provided under the terms of the Warrants. The Warrants have a term of five years from the date of issuance. The September 2022 Private Placement closed on September 12, 2022. The Company received gross proceeds of approximately $10 million before deducting transaction related fees and expenses payable by the Company.

In connection with the Purchase Agreement, the Company entered in a registration rights agreement with the selling securityholders, whereby, among other things, the Company agreed to file a resale registration statement on Form S-1 (or other appropriate and available form) within fifteen calendar days of the date of the Purchase Agreement, (the “Resale Registration Statement”) with the SEC covering the Shares and the Warrant Shares, and to cause the Resale Registration Statement to become effective by the sixtieth calendar day following the date of the Purchase Agreement.

Hutton acted as the placement agent in connection with the September 2022 Private Placement. Pursuant to the Placement Agent Agreement entered into between the Company and Hutton on September 12, 2022 (the “Placement Agent Agreement”), Hutton was paid a commission equal to 7% of the gross proceeds received by the Company in the September 2022 Private Placement. The Company also reimbursed Hutton $100,000 for out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal counsel. Pursuant to the Placement Agent Agreement, Hutton received a twelve month right of first refusal to act as sole investment banker, sole book-runner, and/or sole placement agent, at Hutton’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings during such twelve month period. The Placement Agent Agreement also contains indemnity and other customary provisions for transactions of this nature.

Corporate Information

Our principal executive offices are located at 1033 George Hanosh Boulevard Grants, NM 87020, and our telephone number is (833) 658-1799. Our corporate website address is https://brightgreen.us. The Company believes that its existing facilities and other available properties will be sufficient for its needs for the foreseeable future. Information contained on or accessible through our website is not a part of this prospectus and should not be considered to be part thereof. The public may read and copy any materials that we file with the SEC electronically through the SEC website (www.sec.gov). The information contained on the SEC’s website is not incorporated by reference into this Registration Statement and should not be considered to be part thereof. We also provide access without charge to all of our SEC filings, including copies of this Registration Statement, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after filing or furnishing, on our website.

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Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and therefore we intend to take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in this prospectus, our periodic reports and our proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. We may remain an emerging growth company for up to five years from the date of the closing of our public offering, or until such earlier time as we have more than $1.235 billion in annual revenue, the market value of our stock held by non-affiliates is more than $700 million as of the final day of our second fiscal quarter, in which case we would cease to be an “emerging growth company” as of the following final day of our fiscal year, or we issue more than $1 billion of non-convertible debt over a three-year period.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies, such as providing only two years of audited financing statements.

ABOUT THIS OFFERING

This prospectus relates to the resale by the selling stockholders identified in this prospectus (or their permitted transferees) of up to 19,047,620 shares of our common stock. All of the shares, when sold, will be sold by these selling stockholders. The selling stockholders may sell their shares of common stock from time to time on prices and on terms that will be determined at the time of sale. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

Shares of Common Stock offered by the selling securityholders	19,047,620 shares of Common Stock, including 9,523,810 shares of Common Stock issuable upon exercise of the Warrants.

Shares of Common Stock to be outstanding after this offering	178,866,110 shares of Common Stock (including 9,523,810 shares of Common Stock issuable upon exercise of the Warrants).

Terms of the offering	The selling securityholders will determine when and how they will dispose of the securities registered for resale under this prospectus.

Use of proceeds	We will not receive any proceeds from the sale of Shares or Warrant Shares by the selling securityholders; provided, however, we will receive the proceeds from any cash exercise of Warrants. See “Use of Proceeds.”

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 4.

Nasdaq ticker symbol	“BGXX”

The number of common shares shown above to be outstanding after this offering is based on 169,342,300 shares of Common Stock and 9,523,810 Warrants outstanding as of September 20, 2022.

For additional information concerning the offering, see “Plan of Distribution” beginning on page 10.

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RISK FACTORS

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully all of the information included in and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 17, 2023, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 22, 2023, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in any applicable prospectus supplement or any free writing prospectus. Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations. If any of these risks actually occur, our business and financial results could be harmed. In that case, the trading price of our common stock or other securities could decline. To the extent a particular offering implicates additional known material risks, we will include a discussion of those risks in the applicable prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement and the documents incorporated by reference herein may contain “forward-looking statements” within the meaning of the federal securities laws made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth below under “Risk Factors” in this Registration Statement. Except as required by law, we assume no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise. These statements, which represent our current expectations or beliefs concerning various future events, may contain words such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate” or other words indicating future results, though not all forward-looking statements necessarily contain these identifying words. Such statements may include, but are not limited to, statements concerning the following:

●	the initiation, design, cost, timing, progress and results of, and our expected ability to undertake certain activities and accomplish our goals;
●	the completion of our proposed transactions with third-parties, including but not limited to our proposed transaction with Alterola Biotech Inc.;
●	the likelihood or timing of any regulatory approval;
●	our ability to successfully commercialize, and our expectations regarding commercial potential with respect to, our products;
●	the rate and degree of market acceptance of our products;
●	the size and growth potential of the markets for our products, and our ability to serve those markets;
●	our ability to obtain and maintain intellectual property protection;
●	interactions with regulatory authorities in the United States and foreign countries;
●	our ability to attract and retain experienced and seasoned scientific and management professionals to lead the Company;
●	the performance of our third-party suppliers and manufacturers, including our ability to scale-up manufacturing levels as necessary;
●	our ability to attract collaborators with relevant development, regulatory and commercialization expertise;
●	future activities to be undertaken by our strategic alliance partners, collaborators and other third parties;
●	our ability to develop sales and marketing capabilities, whether alone or with potential future collaborators;
●	our ability to avoid, settle or be victorious at costly litigation with shareholders, former executives or others, should these situations arise;
●	our ability to obtain and deploy funding for our operations and to efficiently use our financial and other resources;
●	our ability to continue as a going concern; and
●	the accuracy of our estimates regarding future expenses, future revenues, capital requirements and need for additional financing.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. In addition, historic results of scientific research, preclinical and clinical trials do not guarantee that future research or trials will suggest the same conclusions, nor that historic results referred to herein will be interpreted the same in light of additional research, preclinical and clinical trial results. The forward-looking statements contained in this Registration Statement are subject to risks and uncertainties, including those discussed in our other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

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USE OF PROCEEDS

All of the shares of Common Stock offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $10 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of the Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

SELLING STOCKHOLDERS

The Common Stock being offered by the selling securityholders are those previously issued to the selling securityholders in the September 2022 Private Placement, and those issuable to the selling securityholders, upon exercise of the Warrants issued in the September 2022 Private Placement. For additional information regarding the September 2022 Private Placement, see “Prospectus Summary - September 2022 Private Placement.” We are registering the Shares and Warrant Shares in order to permit the selling securityholders to offer such shares for resale from time to time. Except for the ownership of the Shares and Warrants issued in the September 2022 Private Placement, the selling securityholders have not had any material relationship with us within the past three years.

The table below lists the selling securityholders and other information regarding the beneficial ownership of the Common Stock by each of the selling securityholders. The second column lists the number of shares of Common Stock beneficially owned by each selling securityholder, based on its ownership of the Common Stock and Warrants, as of September 20, 2022, assuming exercise of all Warrants held by the selling securityholders on that date, without regard to any limitations on exercise.

The third column lists the Common Stock being offered by this prospectus by the selling securityholders.

In accordance with the terms of the registration rights agreement entered into between the Company and each of the selling securityholders, this prospectus generally covers the resale of the (i) sum of the number of shares of Common Stock issued to the selling securityholders in the September 2022 Private Placement and (ii) the maximum number of shares of Common Stock issuable upon exercise of the related Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares of Common Stock offered by the selling securityholders pursuant to this prospectus.

Under the terms of the Warrants, a selling securityholder may not exercise the Warrants to the extent such exercise would cause such selling securityholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed, at the direction of the selling securityholder, 4.99% or 9.99%, of our then outstanding shares of Common Stock following such exercise, excluding for purposes of such determination of the shares of Common Stock issuable upon exercise of such Warrants which have not been exercised. The number of shares of Common Stock in the columns below do not reflect this limitation. The selling securityholders may sell all, some or none of their shares of Common Stock in this offering. See “Plan of Distribution.”

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RESALE S-1 SELLING SECURITY HOLDER TABLE

Name of Selling Securityholder	Number of Common Shares Beneficially Owned Prior to the Offering(1)		Percentage of Common Shares Beneficially Owned Prior to the Offering(1)		Number of Common Shares Registered for Sale Hereby(1)		Number of Common Shares Beneficially Owned After the Offering(1)	Percentage of Common Shares Beneficially Owned After the Offering(1)
Armistice Capital Master Fund Ltd. (2)	16,892,230	(3)	9.46	%(4)	9,523,810	(5)	7,368,420	4.1%
Sabby Volatility Warrant Master Fund, Ltd. (6)	9,523,810	(7)	5.33	%(8)	9,523,810	(7)	-	-

1)	This table is based upon information supplied by the selling securityholders, which information may not be accurate as of the date hereof. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling securityholders named in the table above have sole voting and investment power with respect to all Common Stock that they beneficially own, subject to applicable community property laws. Applicable percentages are based on 178,608,020 shares outstanding on June 29, 2023, adjusted as required by rules promulgated by the SEC.
2)	The Common Stock is directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
3)	Includes 4,761,905 shares of Common Stock and Warrants to purchase up to 4,761,905 shares of Common Stock, both of which the Master Fund purchased in the September 2022 Private Placement. The Warrants are subject to a 4.99% beneficial ownership limitation that prohibits the Master Fund from exercising any portion of them if, following such exercise, the Master Fund’s ownership of our shares of Common Stock would exceed 4.99% of the total amount of our outstanding stock. Also includes 3,684,210 shares of Common Stock and Warrants to purchase up to 3,684,210 shares of Common Stock, both of which the Master Fund purchased in the May Private Placement. The Warrants are subject to a 4.99% beneficial ownership limitation that prohibits the Master Fund from exercising any portion of them if, following such exercise, the Master Fund’s ownership of our shares of Common Stock would exceed 4.99% of the total amount of our outstanding stock.
4)	Does not take into account the application of the beneficial ownership limitation described in footnote 3.
5)	Includes 4,761,905 shares of Common Stock and Warrants to purchase up to 4,761,905 shares of Common Stock, both of which the Master Fund purchased in the September 2022 Private Placement. The Warrants are subject to a 4.99% beneficial ownership limitation that prohibits the Master Fund from exercising any portion of them if, following such exercise, the Master Fund’s ownership of our shares of Common Stock would exceed 4.99% of the total amount of our outstanding stock.
6)	Sabby Management, LLC is the investment manager of Sabby Volatility Warrant Master Fund, Ltd. (“Sabby”) and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of Sabby. Each of Sabby Management, LLC and Mr. Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.
7)	Includes 4,761,905 shares of Common Stock and Warrants to purchase up to 4,561,905 shares of Common Stock held by Sabby Volatility Warrant Master Fund, Ltd. that were purchased in the September 2022 Private Placement. The Warrants are subject to a 4.99% beneficial ownership limitation that prohibits Sabby Volatility Master Fund, Ltd. from exercising any portion of them if, following such exercise, ownership of our shares of Common Stock would exceed 4.99% of the total amount of our outstanding stock.
8)	Does not take into account the application of the beneficial ownership limitation described in footnote 7.

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DESCRIPTION OF OUR SECURITIES

The following descriptions are summaries of the material terms of our certificate of incorporation and bylaws, each as amended and restated. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the certificate of incorporation and bylaws, forms of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, of which 178,608,020 were issued and outstanding as of June 29, 2023, and up to 10,000,000 shares of preferred stock, $0.0001 par value per share, of which none are issued or outstanding, as of the date hereof.

Common Stock

As of June 29, 2023, there were 178,608,020 shares of our common stock outstanding held by approximately 95 stockholders of record. Our amended and restated certificate of incorporation provides:

●	holders of common stock have voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment;
●	holders of common stock are entitled to one vote per share on matters to be voted on by stockholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors (the “Board”) in its discretion out of funds legally available therefor;
●	the payment of dividends, if any, on the common stock are subject to the prior payment of dividends on any outstanding preferred stock;
●	upon our liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock outstanding at that time; and
●	our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Warrants

In the Company’s September 2022 Private Placement, warrants to purchase up to 9,523,810 shares of common stock were issued. The warrants were initially exercisable at a price of $1.05 per share, subject to adjustment as set forth in the warrants, at any time after September 12, 2022 and will expire on September 13, 2027. The shares of common stock underlying the warrants were registered for resale on a registration statement on Form S-1 (File No. 333-267546), originally filed with the SEC on September 22, 2022. The registration statement was declared effective on September 30, 2022. In connection with the May 2023 Private Placement, the exercise price of the warrants issued in the September 2022 Private Placement was reduced to $0.95 per share.

In the May 2023 Private Placement that closed on May 24, 2023, warrants to purchase up to 3,684,210 shares of common stock were issued. The warrants shall be initially exercisable at a price of $0.95 per share, subject to adjustment as set forth in the warrants, are exercisable any time after May 24, 2023 and will expire on May 24, 2028. The shares of common stock underlying the warrants were registered for resale on a registration statement on Form S-3 (File No. 333-272431), originally filed with the SEC on June 5, 2023. The registration statement was declared effective on June 14, 2023.

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Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Certain Anti-takeover Provisions of Delaware Law, our Certificate of Incorporation and Bylaws

As a Delaware corporation, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally has an anti-takeover effect for transactions not approved in advance by our Board. This may discourage takeover attempts that might result in payment of a premium over the market price for the shares of Common Stock held by stockholders. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of BGC’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

●	upon consummation of the transaction which resulted in the stockholder becoming an interested outstanding, shares owned by:

●	persons who are directors and also officers, and

●	employee stock plans, in some instances; or

●	at or after the time the stockholder became interested, the business combination was approved by the board of directors are authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Exclusive Forum

Our amended and restated bylaws provides, and current amended and restated certificate of incorporation currently provides, that unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the above forum exclusivity provisions. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

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The forum selection provision is intended to apply “to the fullest extent permitted by applicable law,” subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, the exclusive forum provision will not apply to actions brought under the Securities Act, or the rules and regulations thereunder.

Special meeting of stockholders

Our amended and restated certificate of incorporation further provide that special meetings of our stockholders may be called by the Board acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, the Chief Executive Officer (of if there is no Chief Executive Officer, the President) or the Chairperson of the Board.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

Our amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely to bring business before our annual meeting of stockholders (other than nominations), a stockholder’s notice needs to be delivered to the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company. To be timely to nominate candidates for election as directors at our annual meeting of stockholders, a record stockholder’s notice shall be received by the Company’s secretary at the principal executive offices of the Company not less than 45 or more than 75 days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that, subject to the other provisions of our amended and restated bylaws, if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by a record stockholder to be timely must be so received not later than the close of business on the later of (i) 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

Our amended and restated bylaws specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our amended and restated certificate of incorporation provides that authorized but unissued shares of Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Removal of directors

Our amended and restated bylaws provide that a member of our Board may be removed from service as a director, with or without cause, only by the affirmative vote of the holders of a majority of the shares of voting stock then outstanding and entitled to vote in an election of directors.

Limitation of Liability and Indemnification of Directors and Officers

Our amended and restated bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification, except as disclosed below. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “BGXX.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Vstock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598. The transfer agent and registrar can be contacted by phone at: (212) 828-8436.

PLAN OF DISTRIBUTION

We are registering the Common Stock previously issued in the September 2022 Private Placement that closed on September 12, 2022 and the Common Stock issuable upon exercise of the Warrants in the September 2022 Private Placement to permit the resale of these shares of Common Stock by the selling securityholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the shares of Common Stock. Upon the cash exercise of the Warrants, however, we will receive the exercise price of the Warrants. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock, except for any applicable underwriting fees, discounts, selling commissions and stock transfer taxes.

Each selling securityholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock covered hereby on the Nasdaq or any other stock exchange, market or trading facility on which the Common Stock is traded or in private transactions, in all cases, in compliance with applicable laws. These sales may be at fixed or negotiated prices. A selling securityholder may use any one or more of the following methods when selling the shares of Common Stock, in any case, in compliance with applicable laws:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;

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●	settlement of short sales;
●	in transactions through broker-dealers that agree with the selling securityholders to sell a specified number of such Common Stock at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling securityholders may also sell the shares of Common Stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus, and in any event, in compliance with applicable laws.

Broker-dealers engaged by the selling securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of the shares of Common Stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with applicable laws including FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the shares of Common Stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The selling securityholders may also sell the shares of Common Stock short and deliver these shares to close out their short positions, or loan or pledge the shares of Common Stock to broker-dealers that in turn may sell these shares. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares of Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders and any broker-dealers or agents that are involved in selling the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of Common Stock being offered by this prospectus.

The Company has agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares of Common Stock may be resold by the selling securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect, or (ii) all of the shares of Common Stock have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable securities laws, including applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares for the applicable restricted period, as defined in Regulation M under the Exchange Act, prior to the commencement of the distribution. In addition, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of Common Stock by the selling securityholders or any other person. We will make copies of this prospectus available to the selling securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Once sold under the registration statement of which this prospectus forms a part, the shares of Common Stock being offered hereby will generally be freely tradable in the United States in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Dentons US LLP.

EXPERTS

The financial statements of Bright Green Corporation as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this registration statement, have been audited by SRCO, C.P.A., Professional Corporation, an independent registered public accounting firm, as set forth in their report thereon, and have been incorporated by reference in reliance upon such report, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. We also maintain a website at www.brightgreen.us. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents filed with the SEC listed below:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on April 17, 2023;

●	Our Quarterly Reports on Form 10-Q, for the quarter March 31, 2023, filed with the SEC on May 22, 2023;

●	Our Current Reports on Form 8-K filed with the SEC on February 15, 2023, May 4, 2023, and May 24, 2023; and

●	The description of the registrant’s common stock contained in the registrant’s registration statement on Form 8-A, filed by the registrant with the Commission under Section 12(b) of the Exchange Act, on May 13, 2022, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this prospectus.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Bright Green Corporation

1033 George Hanosh Boulevard

Grants, NM 87020

Attn: Corporate Secretary

(833) 658-1799

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses paid or payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee and the listing fee for the Nasdaq Capital Market.

USD
SEC registration fee	$	*
FINRA filing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing expenses		*
Transfer agent fees and expenses		*
Nasdaq listing fee		*
Blue sky fees and expenses		*
Miscellaneous expenses		*
Total	$	*

* To be filed by amendment.

Item 15.	Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Our amended and restated bylaws includes such provisions related to our authority to indemnify a director, officer, employee, fiduciary, or agent.

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Section 145 of the DGCL also provides that Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.

Under the DGCL, where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Article VIII of our amended and restated bylaws contains a mandatory indemnification provision, which requires us to indemnify a person in the defense of any proceeding to which the person was a party because the person is or was a director or officer, against reasonable expenses incurred by him or her in connection with the proceeding.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	breach of a director’s duty of loyalty to the corporation or its stockholders;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends, stock purchase or redemption of shares; or

●	transaction from which the director derives an improper personal benefit.

Our amended and restated certificate of incorporation does not include such a provision.

Pursuant to Article VIII of our amended and restated bylaws, expenses incurred by any officer or director in defending any proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking by or on behalf of such director or officer, to repay all amounts advanced if it should ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise

Item 16.	Exhibits.

See the Exhibit Index attached to this registration statement and incorporated herein by this reference.

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Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(II)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(II)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

© Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described in Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each appropriate registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Index	Description
2.1	Agreement and Plan of Merger between Bright Green Corporation and Bright Green Grown Innovation LLC dated May 28, 2019, filed as Exhibit 2.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 4, 2022
2.2	Agreement and Plan of Merger between Bright Green Corporation and Grants Greenhouse Growers Inc. dated as of October 30, 2020, filed as Exhibit 2.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 4, 2022
2.3	Agreement and Plan of Merger between Bright Green Corporation and Naseeb Inc. dated as of November 10, 2020, filed as Exhibit 2.3 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 4, 2022
3.1	Certificate of Incorporation of the registrant, filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 4, 2022
3.2	Amended and Restated Certificate of Incorporation of the registrant, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on June 7, 2022.
3.3	Bylaws of the registrant, filed as Exhibit 3.3 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 4, 2022
3.4	Amended and Restated Bylaws of the registrant, filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on June 7, 2022.
3.5	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Bright Green Corporation, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 16, 2022.
4.1	Form of Warrant, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 24, 2023.
4.2	Description of Registrant’s Securities, filed as Exhibit 4.2 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 17, 2023.
5.1	Opinion of Dentons US LLP, filed as Exhibit 5.1 to the Company’s Registration on Form S-1 filed with the SEC on September 22, 2022.
10.1	Memorandum of Agreement between Bright Green Corporation and the Department of Justice, Drug Enforcement 7 Administration, filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 4, 2022
10.2	Line of Credit Note, dated June 4, 2022, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on June 7, 2022
10.3#	Securities Purchase Agreement dated September 7, 2022, by and between the Company and the purchasers thereto, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2022
10.4	Registration Rights Agreement dated September 12, 2022, by and between the Company and the purchasers thereto, filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2022

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10.5	Placement Agent Agreement dated September 12, 2022 by and between the Company and EF Hutton, division of Benchmark Investments, LLC, filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2022
10.6	Secondary Stock Purchase Agreement and Release dated October 3, 2022, by and among Bright Green Corporation, Alterola Biotech, Inc. and the Sellers (as defined therein), filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 7, 2022.
10.7	Amendment and Restated Line of Credit Note, dated November 14, 2022, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2022.
10.8	Securities Purchase Agreement dated May 21, 2023, by and between the Company and the purchasers thereto, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2023.
10.9	Registration Rights Agreement dated May 24, 2023, by and between the Company and the purchasers thereto, filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2023.
10.10	Placement Agent Agreement dated May 21, 2023 by and between the Company and EF Hutton, division of Benchmark Investments, LLC , filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2023.
23.1*	Consent of SRCO, C.P.A., Professional Corporation
23.2	Consent of Dentons US LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on page II-7)
107	Filing Fee Table, filed as Exhibit 107 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 22, 2022
101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104.1	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit).

* Filed herewith.

#Certain schedules and exhibits have been omitted pursuant to Item 601(A)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the SEC or its staff upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grants, State of New Mexico, on the 30th day of June, 2023.

BRIGHT GREEN CORPORATION

By:	/s/ Seamus McAuley
Name:	Seamus McAuley
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Seamus McAuley and Saleem Elmasri, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, his, hers or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Seamus McAuley	Chief Executive Officer	June 30, 2023
Seamus McAuley, Chief Executive Officer	(Principal Executive Officer)

/s/ Terry Rafih	Executive Chairman of the Board of Directors	June 30, 2023
Terry Rafih, Chairman

/s/ Saleem Elmasri	Chief Financial Officer	June 30, 2023
Saleem Elmasri, Chief Financial Officer	(Principal Financial Officer)

/s/ Alfie Morgan	Director	June 30, 2023
Dr. Alfie Morgan, Director

/s/ Lynn Stockwell	Director	June 30, 2023
Lynn Stockwell, Director

/s/ Dean Valore	Director	June 30, 2023
Dean Valore, Director

/s/ Robert Arnone	Director	June 30, 2023
Robert Arnone, Director

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